Exhibit 10.12
PROMISSORY NOTE

$_____,000.00	November 15, 2007

FOR VALUE RECEIVED, Dr.TATTOFF, LLC a California limited liability company located at 8447 Wilshire Boulevard, Suite 102, Beverly Hills CA 90211 (the “Borrower”) hereby promises to pay to the order of __________________, located at ____________________ (the "Holder"), the principal sum of ______ Thousand and 00/100 Dollars ($_____,000.00) upon the following terms:

1. Interest. The unpaid principal balance shall bear interest at the rate of eight percent per annum. The amount of interest to be paid on the daily outstanding balance of principal evidenced hereby shall be based upon a 365-day year for the actual number of days for which interest is payable, but such interest shall never exceed the maximum rate of interest permitted under applicable law.

2. Manner of Payment. The Borrower agrees to pay the principal sum and all accrued interest on or before December 1, 2007 (the "Due Date").

3. Prepayment. This Note may be prepaid in full or part at any time without penalty to the Borrower. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

4.  Late Charge. In the event payment is not made within 10 days from the Due Date, interest shall accrue at the rate of eighteen percent (18%) per annum.

5. Events of Default. The entire principal balance due under this Note may be accelerated and become due and payable immediately, at the Holder's option, upon the occurrence of any Event of Default, which is defined as any of the following:

(a)  Failure to pay when due any payment of principal, and such failure continues for 10 days;

(b) Filing by the Borrower of a voluntary petition under the United States Bankruptcy Code, or under any other insolvency act or law, state or federal, now or hereafter existing; or any action indicating the Borrower's consent to, approval of, or acquiescence in, any such petition or proceeding; the application for the consent to the appointment of a receiver or trustee for all or a substantial part of the Borrower's property; the making of an assignment to the benefit of the creditors; or the Borrower's inability, or the admission in writing of its inability to pay its debts as they mature;

(c) Filing of an involuntary petition against the Borrower under the United States Bankruptcy Code, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee for all or a substantial part of the Borrower's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the events for ninety days undismissed, unbonded or undischarged;

(d) All or any substantial part of the Borrower shall be subjected to any lien with a face amount in excess of $40,000 in favor of the United States Internal Revenue Service; or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency, and shall be retained for a period of ninety days;

(e) Dissolution of the Borrower;

(f) Cessation or liquidation of the Borrower's business or suspension of the Borrower's business for more than forty-five consecutive days;

(g) If a material adverse change occurs with respect to the Borrower’s business,  including, without limitation, the loss or revocation of or defaults under contracts that are material to Borrower’s business, or Borrower’s loss of any registration, approval, license, permit, concession or franchise now held or hereafter acquired by the Borrower that is material to its business as a going concern, or the failure to pay any fee or taxes which are necessary for the continued operation of the Borrower’s business in the same manner as it is now being conducted; or

(h) the breach by the Borrower of any agreement between the Borrower and the Holder.

6. Remedies. Notwithstanding anything to the contrary herein, any Event of Default shall allow the Holder to do the following:

(a) accelerate the maturity of this Note and demand immediate payment of all outstanding principal; or

(b) exercise any and all rights available to it under applicable law.

7.  Waiver. Except as set forth herein, the Borrower hereby (i) waives presentment, demand, notice, protest, notice of protest and notice of non-payment and any other notice required to be given under the law in connection with the delivery, acceptance, performance, default or enforcement of this Note or any of any document or instrument evidencing any security for payment of this Note; (ii) consents to any and all delays, extensions, renewals or other modifications of the Note or waivers of any term hereof or release or discharge by the Holder of the Borrower or release, substitution or exchange of any security or guarantee for the payment hereof or the failure to act on the part of the Holder or any indulgence shown by the Holder, from time to time and in one or more instances, (without notice to or further assent from the Borrower) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of the Holder shall in any way affect or impair the obligations of the Borrower or be construed as a waiver by the Holder of, or otherwise affect, any of the Holder's rights under this Note or under any document or instrument evidencing any security or guarantee for payment of this Note; and (iii) agrees to pay in the Event of Default hereunder, on demand, all costs and expenses of collection of this Note and/or the enforcement of the Holder's right with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment or guarantee of payment hereof, including reasonable attorneys' fees plus costs, all such amounts payable as obligations of the Borrower.

9. Parties in Interest. All of the terms and provisions of this Note shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto, and their respective successors, heirs, personal representatives, and permitted assigns. This Note may not be transferred or assigned by the Holder except with the written consent of the Borrower or by operation of law, and any person accepting such transfer or assignment shall take this Note subject to the terms of this Note.

10. Severability. If any part of this Note is adjudged illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note that can be given effect without such provision.

11. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California without regard to conflicts of laws principles.

12.  Amendments. This Note may not be varied, amended or modified except in writing signed by the Borrower and the Holder.

IN WITNESS WHEREOF, this Note has been executed by the Borrower as of the date and year first above written.

ATTEST:	Dr.TATTOFF, LLC a California limited liability company,

James Morel, CEO